UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

May 18, 2007

Date of Report (Date of earliest event reported)

ANWORTH MORTGAGE ASSET CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

001-13709	52-2059785
(Commission File Number)	(IRS Employer Identification No.)

1299 Ocean Avenue, Suite 250, Santa Monica, California	90401
(Address of Principal Executive Offices)	(Zip Code)

(310) 255-4493

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 18, 2007, Anworth Mortgage Asset Corporation (the “Company”) filed with the State Department of Assessments and Taxation of the State of Maryland Articles Supplementary to its charter. The Articles Supplementary classified 2,000,000 additional unissued shares of the Company’s preferred stock, par value $0.01 per share, as “6.25% Series B Cumulative Convertible Preferred Stock” (the “Series B Preferred Stock”). The 2,000,000 shares of Series B Preferred Stock have the preferences and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption as set forth in the Articles Supplementary. The reclassification increases the number of shares of the Company’s Series B Preferred Stock from 1,150,000 shares immediately prior to the reclassification to 3,150,000 shares immediately after the reclassification.

A copy of the Articles Supplementary is attached as Exhibit 3.1 to this Current Report on Form 8-K, and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(a)	Not Applicable.

(b)	Not Applicable.

(c)	Not Applicable.

(d)	Exhibits.

Exhibit #	Description

3.1	Articles Supplementary designating the Company’s 6.25% Series B Cumulative Convertible Preferred Stock, par value $0.01 per share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ANWORTH MORTGAGE ASSET CORPORATION

Date: May 21, 2007	By:	/s/ Lloyd McAdams
Lloyd McAdams Chief Executive Officer

EXHIBIT INDEX

Exhibit #	Description

3.1	Articles Supplementary designating the Company’s 6.25% Series B Cumulative Convertible Preferred Stock, par value $0.01 per share.